                             NOTE PURCHASE AGREEMENT


         This Note Purchase Agreement, dated as of June 23, 1999
(this "AGREEMENT"), is entered into by and between QUOTESMITH.COM, INC., a Delaware corporation (the "COMPANY"), and INTUIT INC., a Delaware corporation (the "PURCHASER").

                                     RECITAL

         On the terms and subject to the conditions set forth herein, Purchaser is willing to purchase from the Company and the Company is willing to sell to Purchaser a Promissory Note (the "NOTE") in the form attached hereto as Exhibit A for an aggregate purchase price of $2,000,000.00.

         AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.   The Note.

              (a) Issuance of the Note. In reliance upon the representations, warranties and covenants of the parties set forth herein, the Company agrees to issue, sell and deliver to the Purchaser, and the Purchaser agree to purchase from the Company, the Note. The purchase price for the Note shall be payable in immediately available funds.

              (b) Terms of the Note. The terms and conditions of the Note are set forth in the form of Note attached as Exhibit A hereto. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Note.

              (c) Delivery. The Company will deliver to the Purchaser an executed version of the Note against receipt by the Company of the purchase price of $2,000,000.00 for such Note.

         2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that the statements contained in the following paragraphs of this Section 2 are all true and correct as of the time of issuance of the Note:

              (a) Organization and Standing: Articles and Bylaws. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted.

              (b) Corporate Power. The Company has all requisite legal and corporate power to enter into, execute and deliver this Agreement and the Note. This Agreement is, and upon issuance the Note will be, a valid and binding obligation of the Company, each of the Agreement and the Note (upon its issuance) being enforceable against the Company in accordance with its respective terms.



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              (c) Authorization.

                  (1) Corporate Action. All corporate and legal action on the part of the Company and its officers, directors and stockholders necessary for the execution and delivery of this Agreement and the Note, the sale and issuance of the Note and the performance of the Company's obligations hereunder and thereunder have been taken.

                  (2) Valid Issuance. The Note, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances; provided, however, that the Note may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws.

              (d) Financial Statements. With respect to the financial statements of the Company (the "FINANCIAL STATEMENTS") which were included in the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission on May 26, 1999 (the "REGISTRATION STATEMENT"), such Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements or as otherwise disclosed in the prospectus portion of the Registration Statement, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 1999 or (ii) obligations under contracts or commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in the case of both the foregoing clauses (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of the Company.

              (e) No Materially Adverse Change. Since March 31, 1999, no transaction, arrangement, event or other circumstance has occurred or existed which (i) has had a material adverse effect on the business, assets, properties, operations or condition (financial or otherwise) of the Company or (ii) is, as of the date hereof, reasonably expected to result in any such effect.

              (f) Government Consent, Etc. No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or provincial or other governmental authority on the part of the Company is required in connection with the valid execution, delivery and performance of this Agreement or the Note, or the offer, sale or issuance of the Note, other than, if required, filings or qualifications under applicable blue sky laws, which filings or qualifications, if required, will be timely filed or obtained by the Company.

              (g) Disclosure. The Registration Statement contains all information which a reasonable investor would consider appropriate in deciding whether to purchase the Note as well as all information which the Company believes is reasonably necessary to enable the Purchaser to make such a decision. When considered together with the Registration Statement, neither this Agreement nor any other statement or certificate made or delivered in connection with this Agreement and the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.



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         3.   Representations and Warranties by the Purchaser. The Purchaser
represents and warrants to the Company as of the time of issuance of the Note as follows:

              (a) Investment Intent: Authority. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, as evidenced by Purchaser's execution of this Agreement, that Purchaser is acquiring the Note for the Purchaser's own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Purchaser has the full right, power, authority and capacity to enter into and perform this Agreement, and this Agreement will constitute a valid and binding obligation upon the Purchaser, except as the same may be limited by bankruptcy, insolvency, moratorium and other laws of general application affecting the enforcement of creditors' rights.

              (b) Not Registered. The Purchaser understands and acknowledges that the offering and sale of the Note pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of the Note are exempt from registration under the Securities Act, and that the Company's reliance upon such exemption is predicated upon the Purchaser's representations set forth in this Agreement. The Purchaser acknowledges and understands that resale of the Note may be restricted indefinitely unless the
Note is subsequently registered under the Securities Act or an exemption from such registration is available.

              (c) No Transfer. Purchaser covenants that in no event will it dispose of the Note other than in conjunction with an effective registration statement under the Securities Act or pursuant to an exemption therefrom (e.g., Rule 144 promulgated under the Securities Act) or to an entity affiliated with the Purchaser.

              (d) Knowledge and Experience. Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Purchaser's prospective investment in the Note; (ii) has the ability to bear the economic risks of the Purchaser's prospective investment; (iii) has had all questions which have been asked by the Purchaser satisfactorily answered by the Company; and (iv) has not been offered the Note by any form of advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media.

         4.   Miscellaneous.

              (a) Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified upon the written consent of the Company and the Purchaser.

              (b) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to the conflicts of law provisions of the State of Illinois or of any other state.

              (c) Entire Agreement. This Agreement, together with the form of the Note



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attached hereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

              (d) Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent via overnight courier service or mailed by certified or registered mail, postage prepaid, return receipt requested, addressed or sent (a) if to the Purchaser, at the address of the Purchaser set forth below such party's name on the signature page hereto, or at such other address or number as the Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at 8205 South Cass Avenue, Suite 102, Darien, Illinois 60561, or at such other address or number as the Company shall have furnished to the Purchaser in writing.

              (e) Validity. If any provision of this Agreement or the Note shall be judicially determined to be invalid, unlawful or unenforceable, the validity, lawfulness and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

              (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

              (g) Disclosure. The Company shall not issue any press release or make any other announcement regarding this Agreement or any of the terms hereof without the prior written consent of the Purchaser; provided, however, that the Company may disclose, in any amendment to the Registration Statement, such information concerning the terms of this Agreement as may be required, in the opinion of the Company's counsel, to satisfy the disclosure obligations of the Company under the Securities Act so long as the Purchaser is given advance notice of such disclosure and a reasonable advance opportunity to comment upon and modify any such disclosure.











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         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

THE COMPANY:

Quotesmith.com, Inc.,
a Delaware corporation



By: /s/ ROBERT S. BLAND
Its: Chairman, President and Chief Executive Officer


By: /s/ THOMAS A. MUNRO
Its: Secretary, Vice President and Chief Financial Officer


THE PURCHASER:

Intuit Inc.,
a Delaware corporation



By: /s/ KRISTEN BROWN
     Kristen Brown
     Vice President, Business Development

Address:      Intuit Inc.
              Attn:  Kristen Brown
                     Vice President, Business Development
              2535 Garcia Avenue
              Mountain View, CA 94043





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                                    EXHIBIT A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.


                                 PROMISSORY NOTE


$2,000,000.00                                                    June   , 1999
------------                                                  Darien, Illinois




         FOR VALUE RECEIVED, Quotesmith.com, Inc., a Delaware corporation (the "COMPANY"), promises to pay to Intuit Inc., a Delaware corporation (the "HOLDER"), or its registered assigns, the principal sum of $2,000,000.00, or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to twelve and one-half percent (12.5%) per annum. All accrued and unpaid interest hereunder shall be payable in quarterly installments commencing on the date which is three (3) months after the date hereof and continuing every three (3) months thereafter. The interest rate shall be computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with the balance of accrued and unpaid interest and any other amounts payable hereunder, shall be due and payable on
demand at any time after the earlier of (i)            , 2000, [18 MONTHS FROM
THE DATE OF THIS NOTE] (ii) a Public Offering (defined below) or (iii) an Event of Default (defined below). Moreover, promptly upon the Company's receipt of the same, the Company shall prepay all unpaid principal, together with the balance of accrued and unpaid interest and any other amounts payable hereunder, to the extent of the net proceeds to the Company from any Financing (defined below).


         The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

         1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

              (a) "FINANCING" shall mean any sale of the Company's equity securities or any other securities which are exchangeable for the Company's equity securities, excepting any such sale to one or more employees of the Company pursuant to any stock option, stock purchase or other employee benefit plan maintained by the Company.

              (b) "OBLIGATIONS" shall mean all principal and accrued interest due hereunder.

              (c) "PUBLIC OFFERING" shall mean the closing of any sale of the Company's common stock in a public offering registered under the Securities Act of 1933, as amended (the "SECURITIES ACT").


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         2.   Events of Default. The occurrence of any of the following shall constitute an "EVENT OF DEFAULT" under this Note:

              (a) Failure to Pay. The Company shall fail to pay when due any amount of principal or interest hereunder or any other amount payable by the Company hereunder;

              (b) Breach of Representation. Any representation or warranty of the Company made in this Note or with respect to or in connection with the issuance of this Note (including, without limitation, any representation or warranty of the Company set forth in that certain Note Purchase Agreement between the Company and the Holder with respect to this Note - the "NOTE PURCHASE AGREEMENT") shall have been false in any respect when made.

              (c) Breach of Covenant. Without limiting the foregoing, the Company shall fail in any respect to perform or observe when required any covenant, condition or agreement for performance or observance by the Company where the same (i) is either set forth in this Note or in any document or instrument entered into or delivered by the Company with respect to or in connection with the issuance of this Note (including, without limitation, any covenant, condition or agreement set forth in the Note Purchase Agreement) and,
(ii) if capable of being remedied in fifteen (15) or fewer days, has not been remedied within fifteen (15) days after the Company's receipt of written notice with respect thereto.

              (d) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

              (e) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the assets thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced, and such proceedings shall not have been stayed or dismissed within sixty (60) days after commencement of the same.

         3. Rights of Holder Upon Default. Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Holder may declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any



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Event of Default, the Holder may exercise any other right, power or remedy granted to it or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

         4. Successors and Assigns. Subject to the restrictions on transfer described in Sections 6 and 7 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

         5. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

         6. Transfer of this Note. This Note may not be transferred or assigned in violation of any restrictive legend set forth hereon; provided, however, that the Company acknowledges and agrees that any transfer or assignment by the Holder of this Note to any affiliate of the Holder shall not be deemed to be a violation of such legend and, notwithstanding any other provision of this Note to the contrary, any such transfer or assignment shall be permitted without the performance or observance of any requirements by the Holder (except for notice to the Company). Each new Note issued upon transfer or assignment of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. Prior to presentation of this Note for registration of transfer or assignment, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue, and the Company shall not be affected by notice to the contrary.

         7. Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Holder.

         8. Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report this Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

         9. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the principal executive offices of the Company, in the instance of the Company, or the address of the Holder as set forth in the records maintained by the Company, in the instance of the Holder. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

         10.  Payment. Payment shall be made in lawful tender of the United
States.

         11. Expenses; Waivers. If any action or other proceeding is instituted to collect this Note, the Company shall pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred by the Holder or its transferees or assigns in connection with such action or other proceeding. The Company hereby waives notice of default, presentment or demand for payment,



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protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

         12. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to the conflicts of law provisions of the State of Illinois or of any other state.

         13. Validity. If any provision of this Note shall be judicially determined to be invalid, unlawful or unenforceable, the validity, lawfulness and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         14. Excessive Interest. Notwithstanding any other provision herein to the contrary, this Note is hereby expressly limited so that the interest rate charged hereunder shall at no time exceed the maximum rate permitted by applicable law. If, for any circumstance whatsoever, the interest rate charged exceeds the maximum rate permitted by applicable law, the interest rate shall be reduced to the maximum rate permitted, and if the Holder shall have received an amount that would cause the interest rate charged to be in excess of the maximum rate permitted, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder (without charge for prepayment) and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, such excess shall be refunded to the Company.

         IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.


                                              QUOTESMITH.COM, INC.,
                                              a Delaware corporation











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